EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of SeaLife Corporation on Form S-8 of our report, dated August 28, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, included in and incorporated by reference in the Annual Report on Form 10-KSB of SeaLife Corporation for the year ended May 31, 2004.



/S/ Pollard-Kelley Auditing Services, Inc.
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Pollard-Kelley Auditing Services, Inc.

Fairlawn, Ohio
September 15, 2004